EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

GENMAB A/S

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, DKK 1 nominal value per share (“Ordinary Shares”)(1)(2) reserved for issuance under the Genmab A/S 2021 Restricted Stock Units Program	Rule 457(c) and Rule 457(h)	800,000	$193.42 (3)	$154,736,000	$0.00015310	$23,690.08
Equity	Ordinary Shares, DKK 1 nominal value per share (“Ordinary Shares”)(1)(2) reserved for issuance under the Genmab A/S 2021 Warrant Scheme	Rule 457(c) and Rule 457(h)	570,000	$193.42 (3)	$110,249,400	$0.00015310	$16,879.18
Total Offering Amounts					$264,985,400		$40,569.26
Total Fee Offsets							--
Net Fee Due							$40,569.26

(1)	Represents Ordinary Shares issuable under the Genmab A/S 2021 Warrant Scheme and Genmab A/S 2021 Restricted Stock Units Program. In addition, this Registration Statement also relates to such indeterminable number of additional Ordinary Shares as may be issuable pursuant to stock splits, stock dividends or similar transactions.

(2)	The Ordinary Shares may be represented by the Registrant’s American Depositary Shares (“ADS”), each of which represents one tenth of one Ordinary Share. The ADSs have been registered under a registration statement on Form F-6, filed with the Commission on May 22, 2013, as amended by Post-Effective Amendment No. 1, filed with the Commission on April 13, 2018, and Post-Effective Amendment No. 2, filed with the Commission on July 15, 2019.

(3)	The price of the Ordinary Shares underlying the warrants and the restricted stock units registered under this Registration Statement is estimated pursuant to Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low sales prices of the Ordinary Shares listed on Nasdaq Copenhagen on February 5, 2025 and on the exchange rate of DKK 7.17 per $1.00 as published by Danmarks Nationalbank on February 5, 2025.